THIRD AMENDMENT TO CREDIT AGREEMENT

     THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of March 31, 2000 (the "Amendment Date"), is made among AVADO BRANDS, INC., as "Borrower"; WACHOVIA BANK, NATIONAL ASSOCIATION; FLEET NATIONAL BANK, successor in interest to BANKBOSTON, N.A., and the other parties listed as a "Bank" or the "Banks" on the signature page(s) hereof, as "Banks"; WACHOVIA BANK, NATIONAL ASSOCIATION, as "Administrative Agent" for the Banks, the "Syndication Agent," and itself; and FLEET NATIONAL BANK, successor in interest to BANKBOSTON, N.A., as "Syndication Agent" for the Banks. The Borrower, the Banks, the Administrative Agent and the Syndication Agent, are hereinafter called, collectively, the "Parties." The Parties are parties to a Credit Agreement, dated as of June 22, 1999 (which, as modified and amended to date, as more particularly described below, is hereinafter called the "Credit Agreement"). Heretofore, the Parties modified and amended the Credit Agreement as follows: (i) pursuant to a First Amendment to Credit Agreement, dated as of September 15, 1999, between the Parties ("Amendment No. 1"); (ii) pursuant to a Second Amendment to Credit Agreement, dated as of October 4, 1999, between the Parties ("Amendment No. 2"; Amendment No. 2 and Amendment No. 1 hereinafter sometimes called, collectively, the "Amendments"); (iii) pursuant to a Consent and Waiver No. 1 into Credit Agreement, dated as of November 17, 1999, between the Parties; ("Waiver No. 1");
(iv) pursuant to a Consent and Waiver No. 2 to Credit Agreement, dated as of December 31, 1999, between the Parties ("Waiver No. 2"); and (v) pursuant to a Consent and Waiver No. 3 to Credit Agreement, dated as of February 29, 2000, between the Parties (Waiver No. 3"; Waiver No. 3, Waiver No. 2 and Waiver No. 1 hereinafter sometimes called, collectively, the "Waivers"). The Parties, are entering into this Amendment for the purpose of further amending the Credit Agreement in the manner specified below.

Accordingly, for value received, the Parties agree as follows:

1. Definitions.

     Terms Incorporated by Reference. Capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Credit Agreement or, as appropriate, in the Amendments or the Waivers.

2. Amendments.

     2.1 Definition of Fixed Charge Coverage Ratio. The existing definition of Fixed Charge Coverage Ratio, set forth in Section 1.1 of the Credit Agreement, shall be amended by adding to existing clause (B) thereof; i.e., the denominator, a new subclause (iv), immediately after existing subclause (iii) thereof, to read as follows:

     plus (iv) without duplication, all payments made (including payments made in settlement of existing obligations or claims) under, or in respect of, interest rate "hedge," "swap," "collar" or similar arrangements, whether now or hereafter existing, including, but not limited to, those expressly permitted to exist under clause (ix) of Section 5.21.

     The remainder of said definition shall remain unchanged, however. In respect of the foregoing amendment, Borrower specifically acknowledges and agrees that any payments to Morgan under or in respect of the Morgan Agreement (as those terms "Morgan" and "Morgan Agreement," are defined and described in
Section 2.15 of this Amendment), howsoever denominated, shall, without limitation, be included within the payments described in the above-referenced, newly added, clause (iv).

     2.2 Interest  Rate.  Notwithstanding  any term of Section 2.5 of the Credit
Agreement to the contrary, unless and until the Total Debt/EBITDA Ratio, determined as of the end of any Fiscal Quarter subsequent to the Fiscal Quarter ending closest to March 31, 2000, is less than 3.50:1, (i) all Loans shall continue to be made (or continued) as Base Rate Loans, and (ii) all Loans

(including all Swing Loans) shall continue to bear interest at the Base Rate plus two percent (2%) per annum, subject, however, to increase (A) as provided in the Waivers, to the extent the Borrower fails to timely comply with certain conditions set forth therein, and (B) to the Default Rate pursuant to the operation of Section 6.1 of the Credit Agreement subsequent to the occurrence of an Event of Default. To the extent that, subsequent to the Fiscal Quarter ending closest to March 31, 2000, the Total Debt/EBITDA Ratio, determined as of the end of any Fiscal Quarter, is less than, 3.50:1, then and for so long thereafter such ratio shall be so maintained from Fiscal Quarter-to-Fiscal Quarter (i) the right of Borrower to select between Base Rate Loans and Euro-Dollar Rate Loans, as provided in Section 2.5, shall be re-established, and (ii) the interest rate payable on any Loans then outstanding or made shall be determined in accordance with said Section 2.5, as originally provided therein.

     2.3 Mandatory Reductions in Line of Credit. Existing Section 2.7.3 of the Credit Agreement shall be deleted in its entirety and the following revised version of Section 2.7.3 shall be substituted in its place:

     2.7.3. Mandatory Ratable Reductions in Commitments. The Commitments of the Banks shall reduce ratably, beginning with the Fiscal Quarter of Borrower ending closest to September 30, 2000, and continuing thereafter at the end of each succeeding Fiscal Quarter, by the amounts prescribed below as of each quarterly reduction date prescribed below corresponding thereto:

--------------------------------------------------------------------------------
           Quarterly Reduction Date:              Quarterly Reduction Amount
--------------------------------------------------------------------------------
           October 1, 2000                                 $10,000,000
--------------------------------------------------------------------------------
           December 31, 2000                               $10,000,000
--------------------------------------------------------------------------------
           April 4, 2001                                    $7,500,000
--------------------------------------------------------------------------------
           July 1, 2001                                     $7,500,000
--------------------------------------------------------------------------------
           September 30, 2001                               $7,500,000
--------------------------------------------------------------------------------
           December 30, 2001                                $7,500,000
--------------------------------------------------------------------------------
           March 31, 2002                                   $7,500,000
--------------------------------------------------------------------------------


     Effective with each mandatory reduction in the Commitments prescribed above, the Borrower shall be required to repay the Loans by that amount necessary to cause total Loans then outstanding not to exceed the total amount of the Commitments, as so reduced each quarter, in accordance with the terms of
Section 2.9.1. If the Borrower should fail at any time or from time to time to repay its Borrowings by the amounts required to be made in conjunction with any reduction in Commitments prescribed hereinabove, as and when so required to be made, its failure to do so shall constitute an Event of Default and permit the Administrative Agent, on behalf of the Banks, to exercise the rights and remedies provided herein and in the Loan Documents attendant upon such Event of Default occurring. Without limitation of such attendant rights and remedies, the Borrower acknowledges and agrees that the Administrative Agent may, as the Borrower's attorney-in-fact, cause the Capital Stock of Belgo, PLC, then being held by it as collateral hereunder, or such portions thereof as the Administrative Agent determines, in its sole discretion, to be sold by the most expeditious means practicable, after first giving Borrower three (3) Business Days advance notice thereof (which notice period shall supersede and replace any notice period otherwise set forth in the Loan Documents in respect of such action), and apply any cash proceeds (net of all expenses of sale) derived therefrom to the Borrowings, without necessity of further notice to, or demand upon, the Borrower to do so, and without any liability to the Borrower for the price obtained in any such sale or any tax liability of the Borrower resulting from any such sale. The Commitments of the Banks shall also reduce ratably by the amount of any mandatory prepayments of Borrowings from Asset Sales or Asset Recoveries made subsequent to the Amendment Date pursuant to Section 2.9.2; it being understood and agreed in connection therewith that any such reductions to the Commitments made from Asset Sales or Asset Recoveries occurring subsequent to the Amendment Date shall be counted against the amount of the quarterly reductions in the Commitments prescribed in the table set forth above. For example, and without limitation, if the total amount of Asset Recoveries and Net Cash Proceeds from Asset Sales made during the period from the Amendment Date through September 29, 2000 equals $9,000,000, and the Commitments have been reduced accordingly by such amount as of such date, then, on September 30, 2000, only an additional $1,000,000 of the Commitments shall be required to be reduced in order that total reductions in Commitments by such date amount to $10,000,000. The Commitments, once reduced pursuant to the operation of this
Section 2.7.3, shall not be reinstated by the Banks.

     The unused commitment fees, payable to each Bank in respect of its Unused Commitment shall continue to be due and payable at the times and in the amounts prescribed in Section 2.6.1, notwithstanding implementation of the foregoing reductions in Commitments (however, in accordance with the definition thereof, the Unused Commitments shall adjust consistent with each reduction in the Commitments and the amounts of the unused commitment fees shall be adjusted accordingly).

     2.4 Asset Sales and Asset Recoveries. Existing Section 2.9.2 of the Credit Agreement shall be deleted in its entirety and the following revised version of said Section 2.9.2 shall be substituted in its place:

     2.9.2. Asset Sales and Asset Recoveries. To th e extent that, (i) in accordance with the provisions of Section 5.11, the Borrower or any of its Subsidiaries consummates any Asset Sale on or subsequent to March 31, 2000, or
(ii) the Borrower or any of its Subsidiaries collects any loan or advance made pursuant to clause (xi) of Section 5.20 or otherwise makes any recoveries in respect of any "investments" (as that term is defined in the introductory paragraph to Section 5.20, and including particularly, but without limitation, the "Real Receivable," as that term is defined in Section 2.2(f) of Waiver No.
3) (the foregoing herein called, individually and collectively, "Asset Recoveries"), on or subsequent to March 31, 2000, then, as soon as received, the Borrower shall apply an amount equal to one hundred percent (100%) of the Net Cash Proceeds from such Asset Sale, in the case of clause (i) above, and one hundred percent (100%) of the amount of such Asset Recovery, in the case of clause (ii) above, to repay (or prepay) outstanding Revolving Loans and, if Revolving Loans are reduced to zero, Swing Loans, plus, in each case, accrued interest thereon to the date of prepayment and any compensation required by
Section 8.6. In each such case, the Commitments of the Banks shall also be simultaneously reduced as provided in Section 2.7.3.

     2.5 Modifications to Existing Financial  Covenants.  Existing Sections 5.5,
5.6 and 5.7 of the Credit Agreement shall be deleted, each in its entirety, and the following revised versions of said Sections 5.5, 5.6 and 5.7, respectively, shall be substituted in their place:

     SECTION  5.5  Fixed  Charge  Coverage  Ratio.

Borrower's Fixed Charge Coverage Ratio, measured on a rolling four (4) Fiscal Quarters' basis, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending closest to December 31, 1999, shall be not less than the ratio prescribed below for each Fiscal Quarter prescribed below corresponding thereto:

--------------------------------------------------------------------------------
            Fiscal Quarter Ending:                            Ratio
--------------------------------------------------------------------------------
              December 31, 1999                               1.25:1
--------------------------------------------------------------------------------
              March 31, 2000                                  1.25:1
--------------------------------------------------------------------------------
              June 30, 2000                                   1.25:1
--------------------------------------------------------------------------------
              October 1, 2000                                 1.25:1
--------------------------------------------------------------------------------
              December 31, 2000                               1.25:1
--------------------------------------------------------------------------------
              April 4, 2001                                   1.50:1
--------------------------------------------------------------------------------
              July 1, 2001                                    1.50:1
--------------------------------------------------------------------------------
              September 30, 2001                              1.50:1
--------------------------------------------------------------------------------
              December 30, 2001                               1.50:1
--------------------------------------------------------------------------------
              March 31, 2002                                  1.75:1
              and thereafter
--------------------------------------------------------------------------------


     SECTION 5.6 Total Debt/EBITDA Ratio.

     The ratio which (i) the Total Debt of the Borrower and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to December 31, 1999, bears to (ii) the EBITDA of the Borrower and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter (the "Total Debt/EBITDA Ratio"), shall be not more than the ratio prescribed below as of the end of each Fiscal Quarter corresponding thereto:

--------------------------------------------------------------------------------
             Fiscal Quarter Ending:                            Ratio
--------------------------------------------------------------------------------
              December 31, 1999                                5.50:1
--------------------------------------------------------------------------------
              March 31, 2000                                   5.50:1
--------------------------------------------------------------------------------
              June 30, 2000                                    5.50:1
--------------------------------------------------------------------------------
              October 1, 2000                                  5.00:1
--------------------------------------------------------------------------------
              December 31, 2000                                4.50:1
--------------------------------------------------------------------------------
              April 4, 2001                                    4.50:1
--------------------------------------------------------------------------------
              July 1, 2001                                     4.50:1
--------------------------------------------------------------------------------
              September 30, 2001                               4.00:1
--------------------------------------------------------------------------------
              December 30, 2001                                4.00:1
--------------------------------------------------------------------------------
              March 31, 2002                                   3.50:1
              and thereafter
--------------------------------------------------------------------------------


     In computing EBITDA in respect of the foregoing ratio and the ratio set forth in Section 5.7 below, (a) any asset or stock dispositions by the Borrower consisting of the sale of a business line, segment or other group of related restaurants occurring within a Fiscal Quarter shall be accounted for by reducing EBITDA by the individual EBITDA attributable to each store within such group for such Fiscal Quarter and the three (3) preceding Fiscal Quarters or, in the event that any such restaurant had negative individual EBITDA for such periods, by increasing EBITDA by the amount of such negative EBITDA; and (b) any asset or stock acquisitions by the Borrower, to the extent otherwise then permitted to occur hereunder (and without implying such permission), consisting of the purchase of a business, line, segment or other group of related restaurants occurring within a Fiscal Quarter shall be accounted for by increasing EBITDA by the individual EBITDA attributable to each store within such group for such Fiscal Quarter and for the three (3) preceding Fiscal Quarters or, in the event that any such store had negative individual EBITDA for such periods, by decreasing EBITDA by the amount of such negative EBITDA; in each instance, on an historical basis, in a manner which the Borrower shall determine, but subject to prior review with, and approval by, the Administrative Agent.

     In connection with the foregoing amendment to Section 5.6, the Banks hereby waive the Covenant Default.

     SECTION 5.7. Total Senior Debt/EBITDA Ratio.

     The ratio which (i) the Total Senior Debt of the Borrower and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to December 31, 1999, bears to (ii) EBITDA of the Borrower and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter (adjusted, however, as reflected in Section 5.6), shall be not more than the amounts prescribed below for each Fiscal Quarter prescribed below corresponding thereto:

--------------------------------------------------------------------------------
             Fiscal Quarter Ending:                            Ratio
--------------------------------------------------------------------------------
              December 31, 1999                                4.00:1
--------------------------------------------------------------------------------
              March 31, 2000                                   4.00:1
--------------------------------------------------------------------------------
              June 30, 2000                                    4.00:1
--------------------------------------------------------------------------------
              October 1, 2000                                  3.50:1
--------------------------------------------------------------------------------
              December 31, 2000                                3.25:1
--------------------------------------------------------------------------------
              April 4, 2001                                    3.00:1
--------------------------------------------------------------------------------
              July 1, 2001                                     3.00:1
--------------------------------------------------------------------------------
              September 30, 2001                               2.50:1
--------------------------------------------------------------------------------
              December 30, 2001                                2.50:1
--------------------------------------------------------------------------------
              March 31, 2002                                   2.50:1
              and thereafter
--------------------------------------------------------------------------------


     2.6 Asset Sales. The entire existing second proviso to Section 5.11 of the Credit Agreement, beginning with the words "provided, further, that the Borrower may consummate Asset Sales ..." and ending at the end of existing Section 5.11 shall be deleted in its entirety and the following revised version of said second proviso shall be substituted in its place:

     provided, further, that the Borrower may consummate Asset Sales so long as, unless otherwise approved in writing by the Required Banks, each of the following conditions is met: (i) the Asset Sales are to Persons other than Affiliates, (ii) the Asset Sales are made for cash, (iii) the Net Cash Proceeds from all such Asset Sales are applied in the manner provided in Section 2.9.2, and for no other purpose, (iv) no Default has occurred which is then continuing or otherwise would result from such sale occurring, and (v) if the Asset Sale concerns the sale of any collateral then held as security for the Revolving Loans and Swing Loans, the prior written consent of the Required Banks or, to the extent required under clause (vii) of Section 9.6, all Banks, shall be required as a condition to such sale. The term "Asset Sales," as used herein, shall extend to and include, without limitation, sale-leaseback transactions, provided that the Administrative Agent first shall have separately approved the terms of the "leaseback" portion of such transaction as a further condition to the Borrower or any Subsidiary entering into such transaction.

     In connection with the foregoing, and with Section 2.9.2 of the Credit Agreement (as revised pursuant to Section 2.3 above), it is understood and agreed by the Borrower that any provisions of the Waivers governing Asset Sales or Asset Recoveries (and applications of the proceeds derived therefrom), to the extent in conflict herewith (or with revised Section 2.9.2) shall be superseded and replaced hereby (and thereby).

     2.7 New Limit on Capital Expenditures. Clause (ii) of Section 5.20 of the Credit Agreement shall be deleted in its entirety and the following revised version of said clause (ii) of Section 5.20 shall be substituted in its place:

     (ii) Capital Expenditures. Make capital expenditures in the ordinary course of business; provided, however, commencing with the Fiscal Year ending closest to December 31, 2000, capital expenditures shall be limited as follows: (i) for the Fiscal Year ending closest to December 31, 2000, the sum of (A) $45,000,000, plus (B) an additional amount, equal, dollar-for-dollar, to the Net Cash Proceeds received by the Borrower within such Fiscal Year, not to exceed, however, $20,000,000, from any sale-leaseback transaction permitted under
Section 5.11 occurring during the period from the Fiscal Quarter ending March 31, 2000 through the Fiscal Quarter ending December 31, 2000, effective upon such permitted sale-leaseback transaction occurring, and provided that Borrower has complied with Section 2.7.2 in regard thereto, and (ii) $40,000,000, in each Fiscal Year occurring after the Fiscal Year ending closest to December 31, 2000. In addition to the foregoing, to the extent the Borrower's actual capital expenditures in any such Fiscal Year are less than the maximum amount prescribed hereinabove for such Fiscal Year, the Borrower shall be entitled to carry over the amount of such shortfall to the next Fiscal Year, provided that the amount of such shortfall that may be carried over from year-to-year shall not exceed $10,000,000, per year, and provided, further, that the aggregate amount of all such carryovers shall not exceed $15,000,000 during the term of this Agreement.

     2.8 Restaurant Concepts and Acquisitions. Carrying forward the restrictions thereon imposed under Section 2.2(g) of Waiver No. 3, concerning "investments" by Borrower which are described and covered by existing Section 5.20 of the Credit Agreement, the exceptions to the prohibition contained therein, relative to "restaurant concepts," described in and permitted by clause (x) thereof, and "acquisitions," described in and permitted by clause (xii) thereof, have been discontinued, and no further such "investments" may be made. Without limitation of the foregoing, neither Borrower nor any Consolidated Subsidiary shall acquire any equity interests in Belgo, PLC, subsequent to the Amendment Date; but, notwithstanding the foregoing, Borrower or its Consolidated Subsidiaries may continue to make investments in any restaurants under construction in furtherance of any joint ventures under contract as of the date of Waiver No. 3; i.e., February 29, 2000, provided that the total amount of these investments shall not exceed, in any event, $3,000,000;

     2.9 New Limits on Other Advances. Clause (xi) to existing Section 5.20 of the Credit Agreement, which clause was amended pursuant to Section 2 of the Second Amendment (which contained an inadvertent reference to clause (xi) as clause " (ix)" (by transposition of letters), is hereby deleted in its entirety such that, from and after the Amendment Date, no loans or advances to Affiliates (excluding therefrom, however, Subsidiaries), shareholders, directors, officers or employees (in addition to those described in clause (i) through (x) of

Section 5.20; and, in connection with the foregoing, all such loans and advances shall be repaid as soon as practicable but in any event not later than as follows: (i) as to the $3,000,000 loan made to Tom E. Dupree, Jr. pursuant to
Section 2 of the Second Amendment, by not later than March 31, 2001; as to all other such loans and advances, which the Borrower hereby certifies to the Banks are presently limited to those set forth on Schedule "2.8" annexed hereto, not later than the dates prescribed on said Schedule "2.8" relative thereto; it being understood and agreed that the foregoing revision of said clause (xi) shall supersede and replace any provision of any Amendment or Waiver governing the subject matter thereof to the extent in conflict therewith.

     2.10 Further Restrictions on Dividends and Distributions. Clause (A) to the proviso to Section 5.22 of the Credit Agreement is deleted and the following revised version of said clause (A) shall be substituted in its place:

     (A) provided that no Default has occurred and is continuing or would be caused thereby, the Borrower may pay cash dividends on its Capital Stock in each Fiscal Year in an aggregate amount not to exceed (1) $3,000,000 in the Fiscal Year ending on or about December 31, 1999 and (2) $400,000 per Fiscal Year, in each Fiscal Year thereafter; provided, however, that if the Borrower's Total Debt/EBITDA Ratio, measured at the end of any such subsequent Fiscal Year is less than or equal to 3.50:1, then, the amount of such cash dividends permitted to be paid by Borrower in the Fiscal Year following shall be increased to $3,000,000 subject to the foregoing proviso as to the absence of any Default.


     2.11 Further Restrictions on Debt. Clauses (vii), (viii) (limited, however, to clauses (ix) and (x) Section 5.8) and (ix) of Section 5.21, permitting the incurrence of Debt under certain conditions described therein, are hereby eliminated prospectively as of the Amendment Date such that, subsequent to the Amendment Date, no additional Debt may be occurred in reliance upon said clauses
(vii), (viii) or (ix). Furthermore, henceforth, no Debt shall be repaid by Borrower or any Subsidiary prior to its scheduled maturity nor may any such Person take (or acquiesce in) any action having substantially the same effect, such as, but not limited to, by terminating early any Debt arrangement or making any settlement or accord and satisfaction in regard thereto, except, in each case, with the prior written consent of the Required Banks thereto.

     2.12 Stock  Purchases.  The exceptions set forth in clauses (i) and (ii) of
Section 5.25 of the Credit Agreement, relative to purchases of Capital Stock (and including the execution of Equity Forward Contracts), are hereby eliminated, effective as of the Amendment Date, such that the actions described in such exceptions shall no longer be permitted, on a prospective basis.

     2.13 Other or Stepped Up Reports. In furtherance of Section 5.1.9 of the Credit Agreement, concerning the delivery of additional information regarding the financial position or business of the Borrower and its Subsidiaries, and in addition to the reports required under Section 2.2(i) of Waiver No. 3, the Borrower agrees to deliver the following to each of the Banks:

     (a) on the Amendment Date, a draft copy of the Borrower's SEC 10-K report for its 1999 fiscal year, in draft form;

     (b) on the Amendment Date, if then available, but otherwise as soon as available after the Amendment Date, a listing of all Properties which the Borrower intends to be part of the currently proposed sale-leaseback transaction mentioned in Section 2.6 hereof, the projected transaction date, the projected amount thereof, and the projected Net Cash Proceeds to be derived therefrom;

     (c) on the Amendment Date, a listing of all other Properties which the Borrower intends to sell during the remaining term of the Credit Agreement, the projected date of sale thereof, the projected amounts thereof, and the projected Net Cash Proceeds to be derived therefrom;

     (d) on the  Amendment  Date,  a listing of all Asset  Recoveries  which the
Borrower  anticipates   receiving  during  the  remaining  term  of  the  Credit
Agreement, and the projected date of their recovery;

     (e) monthly, subsequent to the Amendment Date, an update in respect of all actual and projected Asset Sales (including sale-leaseback transactions) and Asset Recoveries, including reconciliations to date.

     In addition to the foregoing, beginning with the Amendment Date, the interim financial statements and corresponding compliance certificates presently required to be delivered quarterly under Sections 5.12 and 5.13, respectively, of the Credit Agreement, henceforth shall be delivered monthly by Borrower within twenty-five (25) days after the end of each Fiscal Month (except that, until further notice, compliance with financial covenants shall continue to be certified on a quarterly basis only).

     2.14 Collateral. The "Second Mortgage Condition" and "Third Mortgage Condition," as each such term is defined in Waiver No. 3, which, pursuant to said Waiver No. 3, were required to be completed by not later than May 31, 2000, henceforth, shall be required to be completed by not later than April 28, 2000; and all mortgages executed in furtherance of the "Interim Mortgages Condition," as such term is likewise defined in Waiver No. 3, shall be perfected on March 31, 2000 or as soon as practicable thereafter, but not later than April 7, 2000 in any event. In addition thereto, Borrower hereby certifies to the Banks that the taking of such collateral by the Banks, together with the taking of all other collateral by the Banks prior hereto pursuant to the Waiver, does not require that, and shall not result in any requirement that, Borrower or any Subsidiary cause to be granted to the holders of Borrower's senior notes due 2006 ($150,000,000), or any other Person, a Lien on such collateral or any other property of Borrower. To that end, henceforth, and notwithstanding any term of any Amendment or Waiver to the contrary (including, particularly, Section 2.2(b) of Waiver No. 1), the Banks shall be under no obligation to consent to any other, additional Lien on such collateral favoring the holders of the aforesaid senior notes or any other such Person.

     2.15 Morgan Guaranty Default. Heretofore, the Borrower notified the Administrative Agent and the Bank that, by letter dated March 27, 2000, Morgan Guaranty Trust Company of New York ("Morgan") had declared a default to exist (the "Morgan Default") under its Master Agreement, dated as of June 3, 1996, with the Borrower concerning certain interest rate "swap," "hedge," "collar" or similar arrangements (as modified or amended to date or from time to time hereafter, and including all schedules, supplements, riders and additions thereto, the "Morgan Agreement"), based on the Borrower's failure to comply with certain covenants incorporated by reference therein pursuant to Section 5(a)(ix) thereof (the "Morgan Covenants"). The existence and continuation of the Morgan Default constitutes an Event of Default under the Credit Agreement pursuant to
Section 6.1.5 thereof (the "Cross-Default"). The Banks have agreed, as an accommodation to Borrower, to waive the Cross-Default, and the Banks do hereby waive the Cross-Default, subject, however, to the following terms and conditions:

     (a) so long as the Morgan Default is continuing, then, notwithstanding any term hereof or of the Credit Agreement to the contrary, the total amount of Revolving Loans and Swing Loans outstanding at any one time cannot exceed One Hundred Fifteen Million Dollars ($115,000,000) or such lesser amount as shall equal the outstanding Commitments from time to time; and

     (b) if, at any time hereafter, whether as a result of the existence or continuation of the Morgan Default or otherwise, any of the following (herein called a "Reinstitution Event") shall occur: (i) Morgan designates any day as an "Early Termination Date" (as that term is defined in the Morgan Agreement) in respect of all outstanding "Transactions" (as that term is defined in the Morgan Agreement); or (ii) any "Automatic Early Termination" (as that term is defined in the Morgan Agreement) occurs; (iii) any acceleration of, or demand for, payment occurs with respect to any Debts arising under the Morgan Agreement; or

(iv) Borrower enters into any settlement, accord and satisfaction or other arrangement with Morgan, or Morgan otherwise exercises any rights or remedies, in each instance, having substantially the same effect as if either clauses (i),
(ii) or (iii) above had occurred; then, automatically, upon any one of such conditions being met, and without the necessity of any further act or deed on the part of the Banks, the Morgan Default shall constitute an Event of Default under the Credit Agreement; i.e., the Cross Default shall be re-instituted, effective immediately; and

     (c) the waiver of the Cross-Default contained herein shall be limited solely to Section 6.1.5 of the Credit Agreement as it relates to the Morgan Default and, then, only with respect to the Morgan Covenants, and not to any other Event of Default, and nothing contained herein is intended, or shall be construed, to suggest that the Banks have waived, or would be willing to waive, any other Event of Default, whether related or unrelated, or whether now or hereafter existing.

     In addition to the foregoing, Borrower acknowledges and agrees that any waiver of the Morgan Default or other arrangement substantially similar in effect thereto (herein, a "Morgan Waiver"), shall require the separate, written consent of the Required Banks, if and to the extent any term, covenant or condition of the Morgan Waiver conflicts with, contravenes or contradicts any term, covenant or condition of the Credit Agreement or any Loan Document. To facilitate the foregoing, Borrower agrees to keep the Administrative Agent informed as to the status of its ongoing discussions with Morgan concerning the Morgan Default; to notify the Administrative Agent promptly in writing if any Reinstitution Event occurs; and to provide Administrative Agent with a copy, prior to its becoming effective, of any Morgan Waiver proposed for execution or acceptance by Borrower or Morgan. Further to facilitate the foregoing, Borrower hereby certifies to the Banks that attached hereto as Schedule 2.15A is a true, correct and complete copy of the Morgan Agreement as in effect on the Amendment Date, and Borrower agrees not to enter into any amendment or other modification to the Morgan Agreement hereafter which has, or could reasonably be expected to have, the effect of increasing the amount or frequency of payment of any Debts thereunder except with the prior written consent of the Required Banks. At
Borrower 's further request, and without in any way limiting any of the foregoing provisions, the Banks are willing to consent to the granting of Liens to Morgan in support of the Debts to Morgan under the Morgan Agreement on the four (4) parcels of real property owned or operated by Borrower's "Hops" Subsidiary described on Schedule 2.15B attached hereto, provided, however, that such Liens are granted only in conjunction with, and as an integral part of, the issuance of a Morgan Waiver which is otherwise granted on terms and conditions acceptable to the Required Banks. If such Liens are granted to Morgan on the foregoing conditions, then, to the extent in conflict therewith, the Banks shall waive any requirement under Waiver No. 3 that Liens on those four (4) parcels be granted, instead, to the Banks.

3. Miscellaneous.

     3.1 Effect and Effective Date of Amendments. The effective date of the amendments to the Credit Agreement set forth hereinabove shall be the Amendment Date. Except as set forth expressly herein, all terms of the Credit Agreement shall remain unchanged. Without limitation of the foregoing, the provisions of each of the Waivers, including, particularly, but without limitation, those relating to the provision of collateral, shall continue in full force and effect. It is not intended by the Parties that this Amendment constitute, and this Amendment, shall not constitute a novation.

     3.2 Georgia Law. This Amendment shall be construed in accordance with and governed by the law of the State of Georgia.

     3.3   Counterparts.   This  Amendment  may  be  signed  in  any  number  of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     3.4 Entire Agreement. This Amendment shall constitute the entire agreement among the parties with respect to the subject matter hereof, and shall supersede and replace any agreements or commitments to agree, whether oral or written, heretofore existing in regard thereto.

     3.5 Restatement of Representations and Warranties. To induce all other Parties to enter into this Amendment (A) Borrower hereby restates and renews each and every representation and warranty heretofore made by it under, or in connection with, the execution and delivery of, the Credit Agreement; (B) Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and in the Loan Documents, as amended hereby, effective as of the date hereof; and (C) Borrower hereby certifies that, after giving effect to this Amendment, no Default has occurred which is continuing, other than the Morgan Default, which, subject to
Section 2.15 hereof, the Banks have waived.

     3.6 Borrower as Agent. In executing this Amendment, Borrower is acting for itself individually and as agent for each Subsidiary which is party to any Loan Document, and, in the latter regard, binding each such Subsidiary to the terms hereof without necessity of giving further notice to, or obtaining any further consent from, any such Subsidiary.

4. Conditions Precedent.

     The following shall constitute express conditions precedent to any obligations of the Banks hereunder: (i) the Administrative Agent shall have received from the Borrower a duly executed counterpart of this Amendment together with each other document, instrument, certificate or agreement required to be delivered by March 31, 2000 under any of the Waivers; (ii) the Administrative Agent shall have received from the Secretary (or Assistant Secretary) of the Borrower, an incumbency and authority certificate in respect of the officer(s) executing this Amendment on behalf of the Borrower, in form and substance satisfactory to the Administrative Agent, (iii) the Administrative Agent shall have received from the Borrower's legal counsel an opinion of counsel as to the transactions contemplated hereby, and (iv) the Administrative Agent shall have received from the Borrower (A) an amendment fee, equal to one-fourth of one percent (1/4%) of the Commitments of those Banks executing this Amendment by not later than noon (Atlanta time) on April 3, 2000, to be shared pro rata among them, and (B) the separate structuring fee payable to the Arranger in connection herewith, as provided in the fee letter executed by the Borrower with the Arranger on or prior to the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal, by their respective authorized officers, as of the day and year first above written.

"BORROWER"

AVADO BRANDS, INC.                          (SEAL)


By:_________________________________
     Name:
     Title:


Attest:
Name:
Title:

                                            "BANKS"

WACHOVIA BANK, NATIONAL
ASSOCIATION, as the Administrative Agent and as
a Bank                                               (SEAL)


By:________________________________
     W. Tompkins Rison, Vice President




FLEET NATIONAL BANK, as successor
to BANKBOSTON, N.A., as Syndication Agent
and as a Bank                                        (SEAL)


By:________________________________
      Name:__________________________
      Title:___________________________


SUNTRUST BANK, as a Bank


By:________________________________
     Name:___________________________
     Title:____________________________


COOPERATIEVE CENTRALE
RAIFFEISEN-BOERENLEENBANK B.A.,
"RABOBANK INTERNATIONAL,"
NEW YORK BRANCH, as a Bank


By:________________________________
     Name:___________________________
     Title:____________________________


By:________________________________
     Name:___________________________
     Title:____________________________


COMERICA BANK, as a Bank            (SEAL)


By:________________________________
      Name:___________________________
      Title:____________________________



SOUTHTRUST BANK, NATIONAL
ASSOCIATION, as a Bank                      (SEAL)


By:________________________________
      Name:___________________________
      Title:____________________________